EXHIBIT 99.1
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        REPORT OF PREDECESSOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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  THIS IS A COPY OF A PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP AUDITOR'S REPORT
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                 THE REPORT HAS NOT BEEN REISSUED BY ANDERSEN
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[The following report appears on Arthur Andersen LLP letterhead]



Report of Independent Public Accountants


To the Board of Directors and Stockholders of Community Bancorp, Inc.:

     We have audited the accompanying consolidated balance sheets of Community Bancorp, Inc. (a Massachusetts Corporation) and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the three years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Bancorp, Inc. and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the three years then ended, in conformity with accounting principals generally accepted in the United States.



                                             /s/ Arthur Andersen LLP

Boston, Massachusetts
January 18, 2002